UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2006, NTELOS Inc., the wholly-owned subsidiary of NTELOS Holdings Corp. (the “Company”), entered into a first lien Amended and Restated Credit Agreement. Borrowings under the Amended and Restated Credit Agreement amount to $630 million, consisting of (i) $235 million of new borrowings, the proceeds of which were used to retire the prior $225 million second lien credit facility, and (ii) the refinancing of $395 million of prior first lien borrowings. The Amended and Restated Credit Agreement also includes a $35 million first lien revolving credit facility, none of which is outstanding. The first lien term loan continues to bear interest at 2.25% above the Eurodollar rate. The Amended and Restated Credit Agreement permits NTELOS Inc. to pay a one-time dividend to the Company of $16 million. NTELOS, Inc. declared this dividend on June 1, 2006 with a payment date on or about June 5, 2006.

A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On June 1, 2006, the Company issued a press release announcing that its Board of Directors declared the payment of a $30 million cash dividend on its Class B Common Stock, with a record date of June 1, 2006 and a payment date on or about June 5, 2006. The payment of the dividend represents the payment in full of the $30 million Class B distribution preference provided for in the Company’s Restated Certificate of Incorporation. The Company previously disclosed in connection with its initial public offering the expectation of payment of a $30 million dividend on the Class B Common Stock within the first six months of 2006. With the distribution preference being paid, the Company’s Class B stockholders will be converting their approximately 26,493,000 shares of Class B Common Stock to Common Stock. This will increase the number of shares of the outstanding class of Common Stock from 15,375,000 to approximately 41,868,000 and eliminate the Class B Common Stock.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 1, 2006

99.1	Press Release dated June 1, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2006

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 1, 2006

99.1	Press Release dated June 1, 2006

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